                             EXHIBIT 21
Subsidiaries of the Registrant

As of February 27, 2024, following please find a list of Revvity, Inc. (the “Ultimate Parent”) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Ultimate Parent or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	Revvity, Inc.	Massachusetts	N/A
2.	2Cure, LLC	California	BioLegend, Inc.
3.	BioLegend CNS, Inc.	California	BioLegend, Inc.
4.	BioLegend, Inc.	California	Revvity, Inc.
5.	BioLegend Ventures, LLC	California	BioLegend, Inc.
6.	Caliper Life Sciences, Inc.	Delaware	Revvity Holdings, Inc.
7.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
8.	Dharmacon, Inc.	Delaware	Revvity Holdings, Inc.
9.	Horizon Discovery, Inc.	Delaware	Horizon Discovery Limited
10.	Oxford Immunotec USA, Inc.	Delaware	Oxford Immunotec Limited
11.	Qognit, Inc.	Delaware	BioLegend, Inc.
12.	Revvity Argentina Holdings, LLC	Delaware	Revvity Holdings, Inc.
13.	Revvity CV Holdings, LLC	Delaware	Revvity Global Holdings S.à r.l.
14.	Revvity Diagnostics Holdings, Inc.	Delaware	Revvity Holdings, Inc.
15.	Revvity Global Diagnostics, Inc.	Delaware	Revvity Holdings, Inc.
16.	Revvity Health Sciences, Inc.	Delaware	Revvity Holdings, Inc.
17.	Revvity Signals Software, Inc.	Delaware	Revvity Holdings, Inc.
18.	Sage Labs, LLC	Delaware	Dharmacon, Inc.
19.	SonoVol, Inc.	Delaware	Revvity Holdings, Inc.
20.	ViaCord, LLC	Delaware	Revvity Diagnostics Holdings, Inc.
21.	VisEn Medical Inc.	Delaware	Revvity Health Sciences, Inc.
22.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
23.	Omni International, Inc.	Georgia	Revvity Holdings, Inc.
24.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
25.	Immunetics, Inc.	Massachusetts	Oxford Immunotec USA, Inc.
26.	Revvity Holdings, Inc.	Massachusetts	Revvity, Inc.
27.	SIRION Biotech International, Inc.	Massachusetts	Revvity Holdings, Inc.
28.	OZ Systems USA, LLC	Nevada	Optimization Zorn Corporation
29.	EUROIMMUN US, Inc.	New Jersey	Revvity Diagnostics Holdings, Inc.
30.	EUROIMMUN US Real Estate LLC	New Jersey	EUROIMMUN US, Inc.
31.	Revvity Omics, Inc.	Pennsylvania	Revvity Diagnostics Holdings, Inc.
32.	Bioo Scientific Corporation	Texas	Revvity Holdings, Inc.
33.	Optimization Zorn Corporation	Texas	Revvity Diagnostics Holdings, Inc.
34.	Revvity Automotive Research, Inc.	Texas	Revvity Holdings, Inc.
35.	Revvity Pty. Ltd.	Australia	Revvity Holdings, Inc.
36.	Horizon Genomics GmbH	Austria	Horizon Discovery Group Ltd.
37.	Revvity VertriebsgmbH	Austria	Wellesley B.V.
38.	Immunodiagnostic Systems SA	Belgium	Immunodiagnostic Systems Holdings Limited
39.	Revvity BV	Belgium	Revvity International Holdings [1]
40.	EUROIMMUN Brasil Medicina Diagnostica Ltda.	Brazil	EUROIMMUN Medizinische Labordiagnostika AG [2]
41.	IDS Brasil Diagnósticos Ltda.	Brazil	Immunodiagnostic Systems Limited (99%) [3]
42.	Revvity do Brasil Ltda.	Brazil	Revvity Diagnostics Global Holdings S.à r.l. (99%) [4]
43.	EUROIMMUN Medical Diagnostics Canada Inc.	Canada	EUROIMMUN Medizinische Labordiagnostika AG
44.	Revvity Health Sciences Canada, Inc.	Canada	Revvity International Holdings
45.	Beijing OUMENG Biotechnology Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
46.	BioLegend (Shenzhen) Ltd.	China	BioLegend China (Beijing) Ltd.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
47.	BioLegend China (Beijing) Ltd.	China	BioLegend, Inc.
48.	Cisbio China, Ltd.	China	Cisbio Asia Pacific Ltd
49.	EUROIMMUN (Hangzhou) Medical Laboratory Diagnostics Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
50.	EUROIMMUN Medical Diagnostics (China) Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
51.	EUROIMMUN (Tianjin) Medical Diagnostic Technology Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
52.	Guangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
53.	Hangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
54.	Oxford Immunotec (Shanghai) Medical Device Co. Ltd.	China	Oxford Immunotec Asia Ltd.
55.	Revvity Biomed (Shanghai) Co., Ltd.	China	Revvity IVD Pte Ltd.
56.	Revvity Medical Laboratory (Suzhou) Co., Ltd.	China	Suzhou Sym-Bio Lifescience Co., Ltd. (70%)[5]
57.	Revvity (Shanghai) Private Equity Fund Management Co., Ltd.	China	Revvity Singapore Pte Ltd.
58.	Shanghai Haoyuan Biotech Co., Ltd.	China	Revvity Holding Luxembourg S.à r.l.
59.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	Revvity Biomed (Shanghai) Co., Ltd. (75%)[6]
60.	Ya Ying Mian (Shanghai) Private Equity Fund, L.P.	China	Revvity Singapore Pte Ltd. (98%)[7]
61.	Revvity Danmark A/S	Denmark	Wallac Oy
62.	Revvity Finland Oy	Finland	Wallac Oy
63.	Revvity Investments Ky	Finland	Revvity Global Holdings S.à r.l.[8]
64.	Revvity Oy	Finland	Wellesley B.V.
65.	Suomen Bioanalytiikka Oy	Finland	Immunodiagnostic Systems Limited
66.	Wallac Oy	Finland	Revvity Oy
67.	Bio Evolution SAS	France	EUROIMMUN France SAS
68.	BioLegend France SAS	France	BioLegend, Inc.
69.	Cisbio Bioassays SAS	France	Revvity SAS
70.	EUROIMMUN France SAS	France	EUROIMMUN Medizinische Labordiagnostika AG
71.	Immunodiagnostic Systems France SAS	France	Immunodiagnostic Systems Holdings Limited
72.	Revvity SAS	France	Revvity Nederland B.V.
73.	SIRION Biotech SAS	France	SIRION Biotech GmbH
74.	ZeLab SAS	France	Revvity SAS
75.	BioLegend GmbH	Germany	BioLegend, Inc.
76.	Boulder Diagnostics Europe GmbH	Germany	Oxford Immunotec Limited
77.	EUROIMMUN Medizinische Labordiagnostika AG	Germany	Revvity Germany Diagnostics GmbH
78.	Immunodiagnostic Systems Deutschland GmbH	Germany	Immunodiagnostic Systems Limited
79.	Revvity Cellular Technologies GmbH	Germany	Revvity (Germany) GmbH
80.	Revvity chemagen Technologie GmbH	Germany	Revvity Cellular Technologies GmbH
81.	Revvity Germany Diagnostics GmbH	Germany	Revvity Global Diagnostics, Inc.
82.	Revvity (Germany) GmbH	Germany	Revvity Germany Diagnostics GmbH
83.	SIRION Biotech GmbH	Germany	Revvity Germany Diagnostics GmbH
84.	Cisbio Asia Pacific Ltd.	Hong Kong	Cisbio Bioassays SAS
85.	Oxford Immunotec Asia Ltd.	Hong Kong	Oxford Immunotec Limited
86.	Revvity (Hong Kong) Ltd.	Hong Kong	Revvity Holdings, Inc.
87.	Biosense Technologies Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd.[9]
88.	Orchid Biomedical Systems Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd.
89.	Prisms India Private Ltd.	India	Revvity Healthcare (India) Pvt Ltd. (97%)[10]
90.	Revvity Healthcare (India) Pvt Ltd.	India	Revvity Singapore Pte Ltd.[11]
91.	Revvity Health Sciences Pvt Ltd.	India	Revvity IVD Pte Ltd. (91%) [12]
92.	Tulip Diagnostics Pvt Ltd.	India	Revvity Holding Luxembourg S.à r.l. (99%)[13]
93.	PT Tulip Diagnostics Indonesia	Indonesia	Tulip Diagnostics Pvt Ltd.
94.	Oxford Immunotec (Ireland) Limited	Ireland	Oxford Immunotec Limited
95.	Revvity (Ireland) Ltd.	Ireland	Wellesley B.V.
96.	DIA.Metra S.R.L.	Italy	Immunodiagnostic Systems Limited
97.	EUROIMMUN Italia Diagnostica Medica S.r.l.	Italy	EUROIMMUN Medizinische Labordiagnostika AG
98.	Revvity Italia SpA	Italy	Wellesley B.V.
99.	BioLegend Japan, KK	Japan	BioLegend, Inc.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
100.	EUROIMMUN Japan Co. Ltd.	Japan	EUROIMMUN Medizinische Labordiagnostika AG
101.	Horizon Discovery KK	Japan	Horizon Discovery Group Ltd.
102.	Oxford Immunotec KK	Japan	Oxford Immunotec Limited
103.	Revvity Japan Co. Ltd.	Japan	Revvity International Holdings (97%) [14]
104.	Revvity Korea, Ltd.	Korea	Revvity Diagnostics Global Holdings S.à r.l.
105.	Revvity Diagnostics Global Holdings S.à r.l.	Luxembourg	Revvity Global Holdings S.à r.l.
106.	Revvity Global Holdings S.à r.l.	Luxembourg	Revvity Holdings, Inc.
107.	Revvity Holding Luxembourg S.à r.l.	Luxembourg	Revvity Diagnostics Global Holdings S.à r.l.
108.	Inochem S.A. de C. V.	Mexico	Perkin-Elmer de Mexico, S.A.[15]
109.	Perkin-Elmer de Mexico, S.A.	Mexico	Revvity Holdings, Inc.[16]
110.	BioLegend Europe B.V.	Netherlands	BioLegend, Inc.
111.	Revvity Health Sciences B.V.	Netherlands	Revvity International Holdings
112.	Revvity Nederland B.V.	Netherlands	Wellesley B.V.
113.	Wellesley B.V.	Netherlands	Revvity Holding Luxembourg S.à r.l.
114.	Revvity Norge AS	Norway	Wallac Oy
115.	Revvity Philippines, Inc.	Philippines	Revvity Holdings, Inc.
116.	EUROIMMUN Polska Sp. z o.o.	Poland	EUROIMMUN Medizinische Labordiagnostika AG
117.	Revvity Polska Sp. z o.o.	Poland	Wellesley B.V.
118.	EUROIMMUN Portugal, Unipessoal Lda.	Portugal	EUROIMMUN Medizinische Labordiagnostika AG
119.	EUROIMMUN (South East Asia) Pte Ltd.	Singapore	EUROIMMUN Medizinische Labordiagnostika AG
120.	Revvity Holdings Singapore Pte Ltd.	Singapore	Revvity Holdings, Inc.
121.	Revvity IVD Pte Ltd.	Singapore	Wallac Oy
122.	Revvity Life Sciences Singapore Pte. Ltd	Singapore	Revvity Holdings Singapore Pte Ltd.
123.	Revvity Singapore Pte Ltd.	Singapore	Revvity Holdings, Inc.
124.	Singapore Biosciences Pte Ltd.	Singapore	Tulip Diagnostics Pvt Ltd.
125.	EUROIMMUN Medical Laboratory Diagnostics South Africa (Pty) Ltd.	South Africa	EUROIMMUN Medizinische Labordiagnostika AG
126.	EUROIMMUN Diagnostics España, S.L.	Spain	EUROIMMUN Medizinische Labordiagnostika AG
127.	Integromics, S.L.	Spain	Revvity España, S.L.
128.	Revvity España, S.L.	Spain	Wellesley B.V.
129.	Revvity Omics Sweden AB	Sweden	Revvity Holding Luxembourg S.à r.l.
130.	Revvity Sverige AB	Sweden	Wallac Oy
131.	Vanadis Diagnostics AB	Sweden	Revvity Omics Sweden AB
132.	EUROIMMUN Schweiz AG	Switzerland	EUROIMMUN Medizinische Labordiagnostika AG
133.	OZ Systems International SARL	Switzerland	OZ Systems USA, LLC
134.	Revvity (Schweiz) AG	Switzerland	Wellesley B.V.
135.	BioLegend Taiwan, Ltd.	Taiwan	BioLegend, Inc.
136.	Revvity Ltd.	Thailand	Revvity, Inc. [17]
137.	EUROIMMUN Turkey Tibbi Laboratuar Teşhisleri A.Ş.	Turkey	EUROIMMUN Medizinische Labordiagnostika AG [18]
138.	Revvity Health Sciences FZ-LLC	United Arab Emirates	Revvity Holding Luxembourg S.à r.l.
139.	BioLegend UK, Ltd.	United Kingdom	BioLegend, Inc.
140.	EUROIMMUN UK Ltd.	United Kingdom	EUROIMMUN Medizinische Labordiagnostika AG
141.	Horizon Diagnostics Limited	United Kingdom	Horizon Discovery Limited
142.	Horizon Discovery Biosciences Limited	United Kingdom	Horizon Discovery Limited
143.	Horizon Discovery Group Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.
144.	Horizon Discovery Limited	United Kingdom	Horizon Discovery Group Ltd.
145.	Immunodiagnostic Systems Holdings Limited	United Kingdom	Revvity (UK) Holdings Ltd.
146.	Immunodiagnostic Systems Limited	United Kingdom	Immunodiagnostic Systems Holdings Limited
147.	Nexcelom Bioscience Ltd.	United Kingdom	Revvity Health Sciences, Inc.
148.	Oxford Diagnostic Laboratories (UK) Limited	United Kingdom	Oxford Immunotec Limited
149.	Oxford Immunotec Global Limited	United Kingdom	Revvity (UK) Holdings Ltd.
150.	Oxford Immunotec Limited	United Kingdom	Oxford Immunotec Global Limited
151.	Revvity (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
152.	Revvity (UK) Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
153.	Revvity International Holdings	United Kingdom	Revvity Health Sciences, Inc.
154.	Revvity Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.
155.	Synthetx Limited	United Kingdom	Horizon Discovery Limited

[1] Revvity, Inc. owns a de minimus share.
[2 ] Revvity Holdings, Inc. owns a de minimus share.
[3] Immunodiagnostic Systems Holdings Limited owns a de minimus share.
[4] Revvity Holdings, Inc. owns 1%; Revvity Health Sciences, Inc. owns a de minimus share.
[5] Shanghai Sai Ke Si Medical Technology L.P. owns 30%.
[6] Wallac Oy owns 25%.
[7] Revvity (Shanghai) Private Equity Fund Management Co., Ltd. owns 2%.
[8] Revvity Holding Luxembourg S.à r.l. owns a de minimus share.
[9] Individual shareholder owns 1%.
[10] Individual shareholders own 3%.
[11] Wellesley B.V. owns a de minimus share.
[12] Surendra Genetic Laboratory & Research Centre Pvt Ltd. owns 9%.
[13] Individual shareholders own 1%.
[14] Wallac Oy owns 3%.
[15] EUROIMMUN Medizinische Labordiagnostika AG owns 1%.
[16] Revvity, Inc. owns a de minimus share.
[17] Revvity Holdings, Inc. and Revvity Health Sciences, Inc. each own a de minimus share.
[18] Individual shareholders own de minimus shares.